American Century Municipal Trust

AMENDMENT NO. 1 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 10th day of April, 2017, by and between AMERICAN CENTURY MUNICIPAL TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the merger of the Long-Term Tax-Free Fund into the Intermediate-Term Tax-Free Bond Fund, the liquidation of the New York Tax-Free Fund, and the elimination of the B Class of shares for High-Yield Municipal Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to change the name of the Institutional Class of common stock to I Class for the series of shares titled High-Yield Municipal Fund and Intermediate-Term Tax-Free Bond Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new T Class for the series of shares titled Intermediate-Term Tax-Free Bond Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new Y Class for the series of shares titled High-Yield Municipal Fund and Intermediate-Term Tax-Free Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedules B and C. Schedules B and C to the Agreement are hereby amended by deleting them in their entirety and inserting in lieu therefor the Schedules B and C attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

American Century Municipal Trust

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Municipal Trust
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Municipal Trust                Schedule B: Investment Category Assignments

Schedule B

Investment Category Assignments

American Century Municipal Trust

Series	Category	Applicable Fee Schedule Number
High-Yield Municipal Fund	Bond Funds	5
Intermediate-Term Tax-Free Bond Fund	Bond Funds	1
Tax-Free Money Market Fund	Money Market Funds	2

B-1

American Century Municipal Trust                    Schedule C: Complex Fee Schedules

Schedule C

Complex Fee Schedules

	Rate Schedules
Complex Assets	All Other Classes	I Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0250%
Thereafter	0.2500%	0.0500%	0.0200%

Series	Investor Class	I Class	A Class	C Class	T Class	Y Class
➢High-Yield Municipal Fund	Yes	Yes	Yes	Yes	No	Yes
➢Intermediate-Term Tax-Free Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes
➢Tax -Free Money Market Fund	Yes	No	No	No	No	No

C-1